GRIFFIN-AMERICAN HEALTHCARE REIT III

Investing in America's Largest and Fastest-Growing Industry.[1]

Investor Update

Third Quarter 2018 Highlights and Accomplishments

- As of Sept. 30, 2018, the company's non-RIDEA[3] property portfolio achieved a leased percentage of approximately 92.5 percent and weighted average remaining lease term of 8.5 years. The company's portfolio of senior housing — RIDEA facilities and integrated senior health campuses achieved a leased percentage of approximately 84.8 percent and 84.2 percent, respectively. Portfolio leverage[4] was approximately 41.5 percent.
- The company completed third quarter acquisitions totaling approximately $62 million, based on contract purchase price, comprised of four previously leased integrated senior health campuses and one senior housing facility.
- Modified funds from operations, as defined by the Institute for Portfolio Alternatives, or the IPA, attributable to controlling interest, or MFFO, equaled $22.6 million for the quarter ended Sept. 30, 2018. (Please see financial reconciliation tables and notes at the end of this update for more information regarding MFFO.)
- Funds from operations, as defined by the National Association of Real Estate Investment Trusts, or NAREIT, attributable to controlling interest, or FFO, equaled $23.8 million during the third quarter 2018. (Please see financial reconciliation tables and notes at the end of this update for more information regarding FFO.)
- Net income during the third quarter 2018 was approximately $3.8 million.
- Net operating income, or NOI, totaled $51.9 million for the quarter ended Sept. 30, 2018. (Please see financial reconciliation tables and notes at the end of this update for more information regarding NOI.)
- The company declared and paid daily distributions equal to an annualized rate of $0.60 per share to stockholders of record from July 1 to September 30, 2018.

LETTER FROM THE PRESIDENT

DECEMBER 10, 2018



Dear Fellow Stockholder:

As we approach the end of 2018, we wanted to provide an update on the progress achieved by Griffin-American Healthcare REIT III during the year and third quarter, as detailed in our recently filed Quarterly Report on Form 10-Q with the U.S. Securities and Exchange Commission.

We continue to be very pleased with the performance of Griffin-American Healthcare REIT III, which acquired its first property a little more than four years ago and has since established a premier international portfolio of 212 healthcare properties and real estate-related investments valued at more than $3.4 billion.[2]

During the third quarter, the company continued to enjoy impressive operational performance with high occupancy in both our RIDEA[3] and non-RIDEA segments, enviable average remaining lease term, and low portfolio-level debt. (Please see the "Highlights and Accomplishments" sidebar to the left for more detail.)

Subsequent to the close of the third quarter, on Oct. 3, 2018, the company's board of directors unanimously approved an updated estimated per share net asset value, or NAV, of its common stock of $9.37 calculated as of June 30, 2018. Previously, on Oct. 5, 2016, the board approved an estimated per share NAV of $9.01 calculated as of June 30, 2016, and, on Oct. 4, 2017, an updated estimated per share NAV of $9.27 calculated as of June 30, 2017. Consistent with industry standards regarding valuations of publicly registered non-listed real estate investment trusts, the valuation upon which the estimated per share NAV was based does not include a portfolio premium that may accrue in a typical real estate valuation process conducted for transaction purposes, nor does it reflect an enterprise value.

When we launched Griffin-American Healthcare REIT III in 2014, our goal was to build a diversified portfolio of income producing healthcare real estate that would offer our fellow investors the opportunity to benefit from the aging of America and the resulting growth in demand for healthcare services. As the results of our operations and the continued growth in our NAV demonstrates, we believe we have achieved this goal and are continuing to drive greater value for our fellow stockholders.

As you know, the members of the executive team of Griffin-American Healthcare REIT III are among the single largest investors in the company, and we are proud to stand shoulder-to-shoulder with our fellow investors. We are very pleased with the progress we have made in pursuit of our strategic plan and confidently anticipate our continued success.

As we close out 2018, we remain very pleased with the performance of Griffin-American Healthcare REIT III and are optimistic about its future. We will report back to you following the filing of our annual report next year. Until then, we wish you and yours the happiest of holidays!

Kind Regards,



Danny Prosky
President and Chief Operating Officer
Griffin-American Healthcare REIT III

1. Based on "Current Employment Statistics - CES Table B-1b: Employees on nonfarm payrolls by industry sector and selected industry detail, not seasonally adjusted." February 2, 2018. "Employment Projections Table 2.3: Industries with the Fastest Growing and Most Rapidly Declining Wage and Salary Employment." U.S. Department of Labor, Bureau of Labor Statistics. November 24, 2017. http://www.bls.gov.
2. Based on the gross real estate and real estate-related investments value estimated by an independent third-party valuation firm as of June 30, 2018.
3. The operation of healthcare-related facilities utilizing the structure permitted by the REIT Investment Diversification and Empowerment Act of 2007 is commonly referred to as a "RIDEA" structure.
4. Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.

PORTFOLIO AT-A-GLANCE (As of September 30, 2018)

PORTFOLIO SUMMARY

Purchase Price[1][2]:	$3.0 billion
Buildings & Integrated Senior Health Campuses[2]:	212
Gross Leasable Area (Sq Ft)[2]:	13.1 million
Leased[3]:	92.5%
Weighted Average Remaining Lease Term[3]:	8.5 years
Portfolio Leverage[4]:	41.5%

CUMULATIVE PORTFOLIO BY QUARTER

(based on aggregate contract purchase price)



$2.9 Billion
$3.0 Billion
$3.0 Billion
$3.0 Billion
$3.0 Billion
Q3 2017
Q4 2017
Q1 2018
Q2 2018
Q3 2018

PORTFOLIO ASSET MIX

(based on aggregate contract purchase price)



Real Estate-Related Investments 3.0%
Skilled Nursing Facilities 4.2%
Hospitals 4.6%
Senior Housing 6.2%
Senior Housing – RIDEA 10.6%
Integrated Senior Health Campuses 49.4%
Medical Office Buildings 22.0%

PROPERTY PORTFOLIO

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased[5]	Aggregate Contract Purchase Price
DeKalb Professional Center	MOB	Jun 2014	Lithonia, GA	19,000	81	$2,830,000
Country Club Medical Office Building	MOB	Jun 2014	Stockbridge, GA	17,000	34	$2,775,000
Acworth Medical Complex	MOB	Jul 2014	Acworth, GA	39,000	83	$6,525,000
Wichita KS Medical Office Building	MOB	Sep 2014	Wichita, KS	39,000	92	$8,800,000
Delta Valley Assisted Living Facility Portfolio	Senior Housing	Sep 2014 & Jan 2015	AR, MS	127,000	100	$21,450,000
Lee's Summit MO Medical Office Building	MOB	Sep 2014	Lee's Summit, MO	39,000	100	$6,750,000
Carolina Commons Medical Office Building	MOB	Oct 2014	Indian Land, SC	58,000	77	$12,000,000
Mount Olympia Medical Office Building Portfolio	MOB	Dec 2014	FL, IL, OH	53,000	88	$16,150,000
Southlake TX Hospital	Hospital	Dec 2014	Southlake, TX	142,000	100	$128,000,000
East Texas Medical Office Building Portfolio	MOB	Dec 2014	TX	393,000	96	$68,500,000
Premier Medical Office Building	MOB	Dec 2014	Novi, MI	45,000	87	$12,025,000
Independence Medical Office Building Portfolio	MOB	Jan 2015	KY, MA, NJ, NY	470,000	97	$135,000,000
King of Prussia PA Medical Office Building	MOB	Jan 2015	King of Prussia, PA	73,000	57	$18,500,000
North Carolina Assisted Living Facility Portfolio	Senior Housing	Jan & Jun 2015, Jan 2017 & Aug 2018	NC	239,000	100	$98,856,000
Orange Star Medical Portfolio	MOB/Hospital	Feb 2015	CO, TX	183,000	97	$57,650,000
Kingwood Medical Office Building Portfolio	MOB	Mar 2015	Kingwood, TX	43,000	100	$14,949,000
Mt Juliet TN Medical Office Building	MOB	Mar 2015	Mount Juliet, TN	46,000	67	$13,000,000
Homewood AL Medical Office Building	MOB	Mar 2015	Homewood, AL	30,000	14	$7,444,000
Paoli PA Medical Plaza	MOB	Apr 2015	Paoli, PA	99,000	85	$24,820,000
Glen Burnie MD Medical Office Building	MOB	May 2015	Glen Burnie, MD	77,000	87	$18,650,000
Marietta GA Medical Office Building	MOB	May 2015	Marietta, GA	41,000	100	$13,050,000
Mountain Crest Senior Housing Portfolio	Senior Housing — RIDEA	May, Jun, Jul & Nov 2015	IN, MI	585,000	80	$75,035,000
Mount Dora Medical Center	MOB	May 2015	Mount Dora, FL	51,000	56	$16,300,000
Nebraska Senior Housing Portfolio	Senior Housing — RIDEA	May 2015	NE	282,000	90	$66,000,000
Pennsylvania Senior Housing Portfolio	Senior Housing — RIDEA	Jun 2015	PA	260,000	92	$87,500,000
Southern Illinois Medical Office Building Portfolio	MOB	Jul 2015, Dec 2017 & Apr 2018	Waterloo, IL	41,000	88	$12,712,000
Napa Medical Center	MOB	Jul 2015	Napa, CA	65,000	93	$15,700,000
Chesterfield Corporate Plaza	MOB	Aug 2015	Chesterfield, MO	226,000	97	$36,000,000
Richmond VA Assisted Living Facility	Senior Housing — RIDEA	Sep 2015	North Chesterfield, VA	210,000	78	$64,000,000

PROPERTY PORTFOLIO (continued)

Acquisition	Property Type	Acquisition Date	Location	Gross Leasable Area (Sq Ft)	Leased(5)	Aggregate Contract Purchase Price
Crown Senior Care Portfolio	Senior Housing	Sep, Oct & Dec 2015 & Nov 2016	Isle of Man & United Kingdom	155,000	100	$68,085,000
Washington D.C. Skilled Nursing Facility	Skilled Nursing	Oct 2015	Washington, DC	134,000	100	$40,000,000
Trilogy(2)(6)	Integrated Senior Health Campuses(7)	Various	IN, KY, MI, OH	7,502,000	84	$1,493,028,000
Stockbridge GA Medical Office Building II	MOB	Dec 2015	Stockbridge, GA	46,000	78	$8,000,000
Marietta GA Medical Office Building II	MOB	Dec 2015	Marietta, GA	22,000	97	$5,800,000
Naperville Medical Office Building	MOB	Jan 2016	Naperville, IL	69,000	80	$17,385,000
Lakeview IN Medical Plaza(2)	MOB	Jan 2016	Indianapolis, IN	163,000	93	$20,000,000
Pennsylvania Senior Housing Portfolio II	Senior Housing — RIDEA	Feb 2016	Palmyra, PA	125,000	97	$27,500,000
Snellville GA Medical Office Building	MOB	Feb 2016	Snellville, GA	42,000	95	$8,300,000
Lakebrook Medical Center	MOB	Feb 2016	Westbrook, CT	25,000	85	$6,150,000
Stockbridge GA Medical Office Building III	MOB	Mar 2016	Stockbridge, GA	43,000	96	$10,300,000
Joplin MO Medical Office Building	MOB	May 2016	Joplin, MO	85,000	96	$11,600,000
Austell GA Medical Office Building	MOB	May 2016	Austell, GA	39,000	91	$12,600,000
Middletown OH Medical Office Building	MOB	Jun 2016	Middletown, OH	103,000	82	$19,300,000
Fox Grape Skilled Nursing Facility Portfolio	Skilled Nursing	Jul & Nov 2016	MA	424,000	100	$88,000,000
Voorhees NJ Medical Office Building	MOB	Jul 2016	Voorhees, NJ	48,000	76	$11,300,000
Norwich CT Medical Office Building Portfolio	MOB	Dec 2016	Norwich, CT	56,000	96	$15,600,000
New London CT Medical Office Building	MOB	May 2017	New London, CT	27,000	86	$4,850,000
Middletown OH Medical Office Building II	MOB	Dec 2017	Middletown, OH	32,000	71	$4,600,000

PROPERTY MAP



LEGEND
Medical Office Buildings
Hospitals
Senior Housing
Senior Housing – RIDEA
Skilled Nursing Facilities
Integrated Senior Health Campuses

1. Based on aggregate contract purchase price of owned and/or operated real estate and real estate-related investments, including development projects, as of September 30, 2018.
2. Includes owned, leased or joint venture properties.
3. Excluding our senior housing — RIDEA facilities and our integrated senior health campuses. For the nine months ended September 30, 2018, our senior housing — RIDEA facilities and integrated senior health campuses were 84.8% and 84.2% leased, respectively, and substantially all of our leases with residents at such properties are for a term of one year or less.
4. Total debt divided by total market value of real estate and real estate-related investments. Total market value equals the aggregate contract purchase price paid for investments or, for investments appraised subsequent to the date of purchase, the aggregate value reported in the most recent independent appraisals of such investments.
5. Leased percentage as of September 30, 2018 includes all leased space of the respective acquisition including master leases, except for our senior housing — RIDEA facilities and our integrated senior health campuses where leased percentage as of September 30, 2018 represents resident occupancy on the total units of the senior housing — RIDEA facilities or integrated senior health campuses.
6. As of September 30, 2018, we owned and/or operated 111 integrated senior health campuses including completed development projects through a majority-owned subsidiary of Trilogy.
7. Integrated senior health campuses include a range of senior care, including assisted living, memory care, independent living, skilled nursing services and certain ancillary businesses, and operate under a RIDEA structure.

FFO and MFFO Reconciliation

	Three Months Ended September 30, 2018	2017
Net income	**$ 3,824,000**	**$ 4,461,000**
Add:		
Depreciation and amortization — consolidated properties	23,816,000	27,579,000
Depreciation and amortization — unconsolidated properties	270,000	270,000
Net (income) loss attributable to redeemable noncontrolling interests and noncontrolling interests	(212,000)	176,000
Less:		
Loss on dispositions of real estate investments	—	9,000
Depreciation, amortization, and loss on dispositions related to redeemable noncontrolling interests and noncontrolling interests	(3,902,000)	(4,792,000)
FFO attributable to controlling interest	**$ 23,796,000**	**$ 27,703,000**
Acquisition related expenses(1)	$ (1,102,000)	$ 71,000
Amortization of above- and below-market leases(2)	103,000	183,000
Amortization of loan and closing costs(3)	64,000	57,000
Change in deferred rent(4)	(1,896,000)	(1,110,000)
Loss in fair value of derivative financial instruments(5)	750,000	59,000
Foreign currency loss (gain)(6)	619,000	(1,384,000)
Adjustments for unconsolidated properties(7)	402,000	582,000
Adjustments for redeemable noncontrolling interests and noncontrolling interests(7)	(146,000)	(495,000)
MFFO attributable to controlling interest	**$ 22,590,000**	**$ 25,666,000**
Weighted average common shares outstanding — basic and diluted	199,818,444	198,733,528
Net income per common share — basic and diluted	$ 0.02	$ 0.02
FFO attributable to controlling interest per common share — basic and diluted	$ 0.12	$ 0.14
MFFO attributable to controlling interest per common share — basic and diluted	$ 0.11	$ 0.13

Net Operating Income Reconciliation

	Three Months Ended September 30, 2018	2017
Net income	**$ 3,824,000**	**$ 4,461,000**
General and administrative	6,900,000	9,270,000
Acquisition related expenses	(1,102,000)	71,000
Depreciation and amortization	23,816,000	27,579,000
Interest expense	17,288,000	14,832,000
Loss on dispositions of real estate investments	—	9,000
Loss from unconsolidated entity	1,137,000	1,494,000
Foreign currency loss (gain)	619,000	(1,384,000)
Other income	(501,000)	(210,000)
Income tax benefit	(44,000)	(720,000)
Net operating income	**$ 51,937,000**	**$ 55,402,000**

1. In evaluating investments in real estate, we differentiate the costs to acquire the investment from the operations derived from the investment. Such information would be comparable only for publicly registered, non-listed REITs that have completed their acquisition activity and have other similar operating characteristics. By excluding expensed acquisition related expenses, we believe MFFO provides useful supplemental information that is comparable for each type of real estate investment and is consistent with management's analysis of the investing and operating performance of our properties. Acquisition fees and expenses include payments to our advisor or its affiliates and third parties. Certain acquisition related expenses under GAAP, such as expenses incurred in connection with property acquisitions accounted for as business combinations, are considered operating expenses and as expenses included in the determination of net income (loss), which is a performance measure under GAAP. All paid and accrued acquisition fees and expenses will have negative effects on returns to investors, the potential for future distributions, and cash flows generated by us, unless earnings from operations or net sales proceeds from the disposition of other properties are generated to cover the purchase price of the property, these fees and expenses and other costs related to such property.

2. Under GAAP, above- and below-market leases are assumed to diminish predictably in value over time and amortized, similar to depreciation and amortization of other real estate-related assets that are excluded from FFO. However, because real estate values and market lease rates historically rise or fall with market conditions, including inflation, interest rates, the business cycle, unemployment and consumer spending, we believe that by excluding charges relating to the amortization of above- and below-market leases, MFFO may provide useful supplemental information on the performance of the real estate.

3. Under GAAP, direct loan and closing costs are amortized over the term of our notes receivable and debt security investment as an adjustment to the yield on our notes receivable or debt security investment. This may result in income recognition that is different than the contractual cash flows under our notes receivable and debt security investment. By adjusting for the amortization of the loan and closing costs related to our real estate notes receivable and debt security investment, MFFO may provide useful supplemental information on the realized economic impact of our notes receivable and debt security investment terms, providing insight on the expected contractual cash flows of such notes receivable and debt security investment, and aligns results with our analysis of operating performance.

4. Under GAAP, rental revenue or rental expense is recognized on a straight-line basis over the terms of the related lease (including rent holidays). This may result in income or expense recognition that is significantly different than the underlying contract terms. By adjusting for the change in deferred rent, MFFO may provide useful supplemental information on the realized economic impact of lease terms, providing insight on the expected contractual cash flows of such lease terms, and aligns results with our analysis of operating performance.

5. Under GAAP, we are required to record our derivative financial instruments at fair value at each reporting period. We believe that adjusting for the change in fair value of our derivative financial instruments is appropriate because such adjustments may not be reflective of on-going operations and reflect unrealized impacts on value based only on then current market conditions, although they may be based upon general market conditions. The need to reflect the change in fair value of our derivative financial instruments is a continuous process and is analyzed on a quarterly basis in accordance with GAAP.

6. We believe that adjusting for the change in foreign currency exchange rates provides useful information because such adjustments may not be reflective of on-going operations.

7. Includes all adjustments to eliminate the unconsolidated properties' share or redeemable noncontrolling interests and noncontrolling interests' share, as applicable, of the adjustments described in notes (1) – (6) above to convert our FFO to MFFO.